Exhibit 99.2

This Statement on Form 3 is filed by: (i) Athene Annuity & Life Assurance Company, (ii) Athene Annuity and Life Company, (iii) Athene USA Corporation, and (iv) Athene Holding Ltd.

Name of Designated Filer:  Athene Holding Ltd.

Date of Event Requiring Statement:  October 2, 2013

Issuer Name and Ticker or Trading Symbol:  Tortoise Energy Capital Corp./TYY

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

Dated: April 28, 2014	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE ANNUITY AND LIFE COMPANY

	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE USA CORPORATION

	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE HOLDING LTD.

	By:	/s/ Tab Shanafelt
Name: Tab Shanafelt
Title: Chief Legal Officer and Secretary